Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made on August 7, 2021, among PINEAPPLE VENTURES, INC., a California Corporation (the “Shareholder”), whose address is 10351 Santa Monica Boulevard, Suite 420, Los Angeles, California 90025; CAPITAL GROWTH INVESTMENTS, INC., a California corporation (the “Company”) whose address is 10351 Santa Monica Boulevard, Suite 420, Los Angeles, California 90025; and PINEAPPLE, INC., A Nevada Corporation (the “Buyer”).

The Shareholder is the owner of all the issued and outstanding capital stock (the “Shares”) of the Company, as set forth on Exhibit A attached hereto. The Shareholder desires to sell to Buyer and Buyer desire to purchase from the Shareholder Fifty Thousand (50,000) of the outstanding Shares (the “Sale Shares”) for the Purchase Price (defined in Section 1.2 below), upon the terms and subject to the conditions hereinafter set forth, which constitutes fifty percent (50%) of the issued and outstanding common stock of the Company.

In consideration of the promises and of the respective covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES; CLOSING

1.1       Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Shareholder hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases from Shareholder, the Sale Shares.

1.2       Purchase Price. In consideration of the sale, assignment, transfer and delivery of the Sale Shares, Buyer agrees to pay to the Shareholder a purchase price of Twenty 00/100 Dollars ($20.00) per share, totaling One Million and 00/100 Dollars ($1,000,000.00) (the “Purchase Price”) on the following terms:

a.	Payment. The Purchase Price shall be paid by Buyer in installments of $100,000 within 5 days of execution in exchange for 5% of the shares of the Company, representing 5000 common shares of stock. Within 60 days of execution the remaining balance of $900,000 shall be paid in exchange for 45% of the shares of the Company, representing 45,000 shares of stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

The Shareholder and Individual Guarantor represent and warrant to the Buyer that the representations and warranties contained in Sections 2.1 through 2.9, below, are true and correct on the date hereof in all material respects.

2.1       Authority. The Shareholder has full power and authority to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement has been duly executed by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in connection with the transactions contemplated by this Agreement.

2.2       No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or charge of any government, governmental agency, or court to which the Shareholder is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which she is bound or to which any her assets are subject.

2.3       Title. The Shareholder has good and valid title to the Shares free and clear of any and all liens, restrictions (other than restrictions under applicable federal and state securities laws), pledges, charges, claims and encumbrances of any kind (collectively, “Liens”). Upon delivery of the Sale Shares to Buyer and payment of the Purchase Price as contemplated hereby, Buyer shall acquire good and valid title to all of the Sale Shares, free and clear of all Liens, other than those arising from acts of Buyer. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any the Shares, or grant to any third party any rights in the Shares, other than this Agreement. The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

2.4       Capitalization. The authorized capital stock of the Company consists of one hundred thousand (100,000) Shares of voting common stock, with no par value, all of which are presently issued and outstanding and no Shares are reserved for issuance. All of the issued and outstanding Shares of the Company have been duly authorized, are validly issued, fully paid and non-assessable and are held of record and beneficially by the Shareholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Besides the common stock referred to above, there are no other authorize or issued classes of stock of the Company

2.5       Certain Liabilities. Shareholder, she has not created any liabilities or indebtedness on behalf of the Company other than those that have been disclosed in writing to Buyer.

2.6       Taxes. All income tax returns (or available extensions thereof) required to be filed by the Company have been timely filed.

Stock Purchase Agreement

2.7       Permits and Licenses. The Company and Shareholder have all licenses and permits required or necessary under State and local law to engage in the Business.

2.8       Stock Transfer Approval. Neither the Buyer nor Buyer’s members are required to be approved by State or local governmental authorities as a condition to the Shareholder selling and the Buyer buying the Sale Shares.

2.9	Additional Representations.

(a)       The Company’s corporate existence is in good standing; and

(b)       All proceedings required by law or provisions of this Agreement to be taken by the Shareholder and the Company in connection with the transactions provided for in this Agreement have been duly and validly taken.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Shareholder that the following representations and warranties are true and correct on the date hereof in all material respects.

3.1       Organization. The Buyer is an individual or entity in good standing under the laws of their state of domicile.

3.2       Purchase for Investment. Buyer will acquire the Sale Shares for its own account for investment and not with a view toward any resale or distribution thereof.

ARTICLE IV COVENANTS

4.1       Access and Information.

Release of information. The Shareholder and the Company shall provide to Buyer and to Buyer’s agents full access, during normal business hours, throughout the period before the closing, to all of the Company’s properties, books, contracts, commitments, and records and shall furnish to Buyer during that period all the information concerning the Company’s affairs that the Buyer may reasonably request.

4.2       Conduct of business pending closing. Shareholder also covenants that from the effective date of this Agreement to the date of the closing: (a) the Company’s business will be conducted only in the ordinary course of business; and (b) no contract or commitment will be entered into by or on behalf of the Company extending beyond the closing, except normal commitments made in the ordinary course of business.

Stock Purchase Agreement

ARTICLE V

CONDITIONS PRECEDENT

This Agreement and all of the obligations of the Buyer under this Agreement are, at the Buyer’s option, subject to the fulfillment, before or at the times set forth herein, of each of the conditions set forth below. If the Buyer is not satisfied with any of the conditions contained herein, the Buyer shall give the Shareholder written notice of such dissatisfaction at, or before the Closing Date, and be entitled to terminate this Agreement.

5.1       Representations and Warranties True at Closing. The representations, covenants, and warranties of the Shareholder contained in this Agreement shall be true at the time of the closing

5.2       Performance. The obligations, agreements, documents, and conditions required to be signed and performed by the Shareholder shall have been performed and complied with before or at the closing date.

5.3       Inspection. The Buyer shall be satisfied with the results of its inspection of the leased premises, the Lease, personal property, financial statement and all other matters deemed relevant by the Buyer.

ARTICLE VI DEFAULT

6.1       Default by the Buyer. If the Buyer defaults and the default is not cured within a reasonable period, the Shareholder may pursue all available legal and equitable remedies.

6.2       Default by the Shareholder. If the Shareholder default and the default is not cured within a reasonable period, the Buyer may pursue all available legal and equitable remedies.

ARTICLE VII INDEMNIFICATION

7.1       Indemnification By Shareholder and Individual Guarantor. The Shareholder and Individual Guarantor shall indemnify, defend and hold harmless Buyer from and against any and all losses, liabilities, claims, damages, actions, judgments, costs and expenses, including reasonable attorney’s fees (collectively, “Losses”), arising out of, based upon or relating to (a) any breach of any representation or warranty or nonfulfillment of any agreement of Shareholder set forth in this Agreement; or (b) enforcement of this Section 7.1.

7.2       Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless the Shareholder from and against any and all Losses arising out of, based upon or relating to (a) any breach of any representation or warranty or nonfulfillment of any agreement of Buyer set forth in this Agreement; or (b) enforcement of this Section 7.2.

Stock Purchase Agreement

7.3	Third Party Claims.

(a)       If any third party shall notify any party to this Agreement (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other party to this Agreement (the “Indemnifying Party) under this Article VII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b)       Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party.

(c)       Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7.3(b) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate. In no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

7.4       Survival of Representations and Warranties. The representations and warranties of each party contained in this Agreement shall survive the Closing Date.

ARTICLE VIII

OTHER PROVISIONS

8.1       Amendment. This Agreement and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2       Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Schedules hereto, constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.3       Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Stock Purchase Agreement

8.4       Governing Law. This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of law).

8.5       Notices. Any notice or consent required to be given pursuant to this Agreement or otherwise desired to be delivered by one party to the other, shall be effective only if in writing which is either (a) personally delivered to such party at its address set forth below (or to such other place as the party to receive such notice shall have specified by notice in advance thereof); (b) by Federal Express or other similar next business day air courier, or (c) sent by electronic mail (i.e., e-mail) at the e-mail address below. Notice shall be deemed given upon personal delivery or sending an e-mail, or one (1) business day following deposit with an air courier. Notices shall be deemed properly addressed if given at the following:

(i)	If to Shareholder:	PINEAPPLE VENTURES, Inc. 10351 Santa Monica Blvd., #420
Los Angeles, California 90025
Attn:
E-mail:
with a copy to:

Attn:
E-mail:
(ii)	If to Company:	CAPITAL GROWTH INVESTMENTS, INC. 10351 Santa Monica Blvd., #420
Los Angeles, California 90025 Attn:
E-mail:
with a copy to:
Attn: E-mail:
	If to Buyer:	Pineapple, Inc.
E-mail: Info@pineappleinc.com

Stock Purchase Agreement

8.6       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

8.7       Drafting Party. No rule of law that requires that any part of the Agreement be construed against the party drafting the language will be used in interpreting this Agreement.

8.8       Expenses. Each party shall each pay its own costs and expenses, including legal, accounting, consulting and other professional fees, incurred by it in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereunder; provided, however, that the Company shall pay all costs and expenses of the Shareholder, including legal fees, incurred at the request and for the benefit of the Shareholder in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereunder.

8.9       Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and insure to the benefit of the parties hereto and their respective successors and assigns.

8.10       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signatures on following page]

Stock Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SHAREHOLDER:

PINEAPPLE VENTURES, INC., a California corporation

By:
Its:
COMPANY:
CAPITAL GROWTH INVESTMENTS, INC., a
California corporation

By:
Its:

BUYER:
PINEAPPLE, INC. A Nevada Corporation

By:	Shawn Credle
Its:	CEO

Stock Purchase Agreement

EXHIBIT A

(SHARES)

Shareholder	No. of Shares	Cert. No.
PINEAPPLE VENTURES, Inc.	100,000	100

Exhibit A to Stock Purchase Agreement

(Shares)

EXHIBIT B

(SHAREHOLDER AGREEMENT)

Exhibit B-1 to Stock Purchase Agreement

(Shareholder Agreement)

Exhibit B-1 to Stock Purchase Agreement
(Shareholder Agreement)

SHAREHOLDER AGREEMENT FOR CAPITAL GROWTH INVESTMENTS, INC.

This Shareholder Agreement (“Agreement”) is made and entered into as of

August 7, 2021, by and between Pineapple, Inc., A Nevada Corporation (“BUYER”), PINEAPPLE VENTURES, Inc., a California corporation (“PINEAPPLE VENTURES”), whose address is 10351 Santa Monica Blvd #420, Los Angeles, California 90025, CAPITAL GROWTH INVESTMENTS, INC., a California corporation whose address is 10351 Santa Monica #420, Los Angeles, California 90025 (the “Corporation”).

RECITALS

A.       The Corporation has secured retail delivery, cultivation, manufacturing, and distribution licenses in Riverside County (Palm Springs) and Statewide (the “Project”).

B.       The Corporation has issued or intends to issue shares of the Corporation’s common stock to raise funds for the Project and BUYER intends to enter into an agreement to purchase a portion of the shares of the Corporation (together with any shares subsequently acquired by BUYER, the “BUYER Shares”) from PINEAPPLE VENTURES as an investment and for his own account, in accordance with a stock purchase agreement to be entered into between the PINEAPPLE VENTURES and BUYER (the “Stock Purchase Agreement”).

C.       In order to induce BUYER to enter into the Stock Purchase Agreement and the Related Agreements (as defined herein) and become a shareholder in the Corporation, the Corporation, and PINEAPPLE VENTURES, have agreed to enter into this Agreement.

AGREEMENT

The parties agree:

1.       Acquisition of the BUYER Shares. Upon payment for the BUYER Shares in accordance with the Stock Purchase Agreement, the BUYER Shares will be duly-issued, fully-paid and non-assessable shares of the Corporation’s common stock, and will further be governed by and subject to the provisions of this Agreement.

2.       Anti-Dilution. The Corporation shall not issue any additional shares, whether voting or nonvoting, or of any class other than common stock, if after giving effect to such issue, BUYER’s percentage interest of all outstanding shares of stock of the Corporation would be less than two and fifty percent (50%), and the Corporation shall not record on its books and records any transfer of shares except those made in accordance with this Agreement.

3.       Dividends; Monthly Distributions of Net Cash From Operations. The Corporation shall make monthly dividend distributions of fifty percent (50%) of the Net Cash From Operations to BUYER. “Net Cash From Operations” means the gross cash proceeds derived from Corporation operations during the preceding calendar month (including sales and dispositions in the ordinary course of business) less the portion thereof used to pay all Corporation operating expenses, (as projected in exhibit A) taxes, debt payments, capital improvements, replacements, and reasonable reserves and contingencies for that month, all as reasonably determined by the Board. “Net Cash From Operations” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowance, but shall be increased by any reductions of reserves previously established.

Exhibit B-2 to Stock Purchase Agreement
(Shareholder Agreement)

4.       Right to Indemnification. In the event that BUYER is a party to or is threatened to be made a party to or is involved in any investigation, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal, by reason of the fact that he is or was a shareholder, director or officer of the Corporation, whether the basis of the proceeding is alleged action in his capacity as a shareholder, director, officer, employee, or agent or in any other capacity, BUYER shall be indemnified, defended, and held harmless by the Corporation against all expenses, liability, and loss (including attorney fees, judgments, fines, excise taxes, or penalties and amounts to be paid in settlement) actually incurred by him in connection therewith. Amounts to which BUYER is entitled under this Section shall be paid within thirty (30) days of BUYER’s demand therefore and presentation of appropriate documentation of the expense.

5.       Super-Majority Requirements. In no event may action be taken by the Shareholders or the Board of Directors of the Corporation regarding a Fundamental Issue without the approval, by vote or written consent, of Shareholders holding not less than eighty percent (80%) of the issued and outstanding voting shares. “Fundamental Issue” means any of the following matters: (i) amendment of the Articles of Incorporation or Bylaws of the Corporation; (ii) issuance of additional shares or other increase of the Shareholders’ equity in the Corporation; (iii) merger or consolidation of the Corporation with another entity; (iv) transactions by the Corporation with any Shareholder or any related party other than in the ordinary course of business; (v) redemption of stock; (vi) dissolution; (vii) transactions where the Corporation would borrow or expend funds of more than Five Hundred Thousand and 00/100 Dollars ($500,000.00); and (viii) sale of all or substantially all of the Corporation’s assets outside of the ordinary course of business.

6.       Related Agreements. This Agreement is being executed as part of a transaction between BUYER and the Corporation which includes the following related agreements: the Stock Purchase Agreement and any other written agreements executed in connection therewith (the “Related Agreements”).

7.       Legend on Certificates. The Shareholders agree the following or similar legend will be placed on all share certificates issued to them: The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities law of any state. The shares are restricted as that term is used in Rule 144 of the Securities and Exchange Commission. Transfers of the shares cannot be made unless in compliance with applicable state and federal law and until many conditions have been fulfilled, including holding the shares for two years after they have been fully paid. Please consult Rule 144 for complete information. The shares represented by this certificate are subject to a shareholder agreement dated August 13, 21, as amended, between some or all of the promoters and/or shareholders of this corporation, which agreement places restrictions on these shares. The Agreement is on file with the secretary of the Corporation and may be examined. The restrictions are not invalidated by a failure to place the legends on the shares.

Exhibit B-3 to Stock Purchase Agreement
(Shareholder Agreement)

8.       Termination. This Agreement will terminate on the occurrence of any of the following events:

a.       The occurrence of any event that reduces the number of Shareholders of the Corporation who are parties to this Agreement to one.

b.       The voluntary agreement of all parties to this Agreement.

9.       Ratification of Agreement. The Shareholders will vote their stock in the Corporation as provided in this Agreement so as to cause the Corporation to adopt and ratify all the terms of this Agreement.

10.       Notices. All notices, offers, acceptances, requests, and other communications dealing with this Agreement will be in writing and will be deemed to have been given if delivered or mailed by certified or registered mail to the Shareholders at the addresses of record with the Corporation.

11.       Additional Shareholders. Additional persons may become Shareholders under procedures established by the present Shareholders.

12.       Mergers, Substitute and Resulting Securities. This Agreement will apply to securities received in exchanges, whether by merger or otherwise, and to securities resulting from ownership or securities contemplated by this Agreement or traceable to it.

13.       Miscellaneous. The terms of this Agreement will be binding on, enforceable by, and inure to the benefit of the heirs and successors of the parties. This Agreement will be governed by and construed in accordance with the laws of the State of California. Because of the difficulty of assessing damages and the acknowledgment of the parties that each is relying on the others to perform under this Agreement, and that there would not be an adequate remedy at law for a breach of this Agreement, any breach may be enjoined by injunctive relief. A breach by one party does not justify rescission by the others unless all others agree. A failure to insist on performance does not waive the right to insist on performance in the future, or even as to part breaches, unless the breaching party has been prejudiced by an unreasonable delay in asserting the right. One executed copy of this Agreement will be on file with the Corporation’s secretary.

14.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement shall become effective when one or more counterparts have been executed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

15.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts-of-law principles that would require the application of any other law.

16.       Entire Agreement. This Agreement (including all Exhibits and other attachments hereto), contains the entire agreement of the parties with respect to the matters set forth in this Agreement, and no representations made by either party may be relied on unless set forth in this Agreement, or in the exhibits and schedules to this Agreement. This Agreement supersedes all prior agreements, understandings, promises, and arrangements, oral or written, between the parties with respect to the matters set forth herein, may be altered or amended only by an instrument in writing, duly executed by all of the parties.

17.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any purported assignment of rights or delegation of obligations in violation of this Section, whether voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or otherwise, is void.

18.       Third Parties. Nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon or give any person other than the parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.

19.       Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

20. Severability. In the event that a court or arbitral body of competent jurisdiction holds any provision of this Agreement invalid, illegal or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect, and the application of such invalid, illegal or unenforceable provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be valid and be enforced to the fullest extent permitted by law. To the extent permitted by applicable law, each party waives any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

***

[Signatures on following page]

Exhibit B-4 to Stock Purchase Agreement
(Shareholder Agreement)

The parties have executed this Shareholder Agreement as of the day and year first above written.

SHAREHOLDERS:

By:	Shawn Credle
CEO

PINEAPPLE VENTURES:

PINEAPPLE VENTURES, INC., a California Corporation

By:
Its:

Corporation:

CAPITAL GROWTH INVESTMENTS,
INC., a California Corporation

By:
Its:

Exhibit B-5 to Stock Purchase Agreement
(Shareholder Agreement)